Exhibit 32.1

                            Certification pursuant to
                             18 U.S.C. Section 1350,
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

Robert E. Balletto, President and Chief Executive Officer and Joseph W. Kennedy, Senior Vice President and Chief Financial Officer of Georgetown Bancorp, Inc. (the "Company") each certify in their capacity as officers of the Company that they have reviewed the quarterly report of the Company on Form 10-Q for the quarter ended December 31, 2008 and that to the best of their knowledge:

1. the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Georgetown Bancorp, Inc. and will be retained by Georgetown Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

February 12, 2009              \s\ Robert E. Balletto
--------------------------     --------------------------------------------
Date                           Robert E. Balletto
                               President and Chief Executive Officer

February 12, 2009              \s\ Joseph W. Kennedy
--------------------------     --------------------------------------------
Date                           Joseph W. Kennedy
                               Senior Vice President and Chief Financial Officer

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